Exhibit 5

[Letterhead of BB&T Corporation]

October 29, 2008

BB&T Corporation
200 West Second Street
Winston-Salem, North Carolina 27101

Re: Registration Statement on Form S-4 (Registration No. 333-153747)

Ladies and Gentlemen:

     I am the Executive Vice President, General Counsel, Corporate Secretary and Chief Corporate Governance Officer of BB&T Corporation (“BB&T”) and am familiar with the above-referenced registration statement on Form S-4 (the “Registration Statement”) being filed by BB&T with the Securities and Exchange Commission (the “Commission”). The Registration Statement relates to the proposed offer and sale by BB&T of up to 4,619,940 shares of BB&T’s common stock, par value $5.00 per share (the “Shares”). This opinion is provided pursuant to the requirements of Item 21 of Form S-4 and Item 601(b)(5) of Regulation S-K.

     In connection with the foregoing, I and attorneys on my staff who are licensed to practice law in North Carolina have examined such records, documents and proceedings as we have deemed relevant as a basis for the opinion expressed herein. For the purpose of this opinion, we have assumed that BB&T will continue to be incorporated and in good standing under the laws of the State of North Carolina.

     Based on and subject to the foregoing, and having regard for such legal considerations as we deem relevant, it is my opinion that the Shares have been duly authorized and, upon issuance and delivery of, and payment for the Shares in the manner contemplated by the Registration Statement with respect to the acquisition from time to time of businesses or their assets or securities as described therein, will be validly issued, fully paid and nonassessable.

     This opinion is limited to the laws of the State of North Carolina, and no opinion is expressed as to the effect of the laws of any other jurisdiction.

     I hereby consent to being named as the attorney who passed upon the validity of the Shares and to the filing of a copy of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, I do not admit that I am within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or other rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Frances B. Jones
Frances B. Jones
Executive Vice President, General Counsel,
Corporate Secretary and Chief Corporate Governance Officer